EXHIBIT 99.906CERT

CLEARWATER INVESTMENT TRUST

Section 906 Certifications

I, George H. Weyerhaeuser, Jr., Chairman, Chief Executive Officer, and Treasurer of the Clearwater Investment Trust (the “Registrant”), with respect to the report on Form N-CSR of Clearwater Investment Trust for the period ended June 30, 2009, as filed with the Securities and Exchange Commission, hereby certify that, to the best of my knowledge:

          1. The Report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 30, 2010

/s/George H. Weyerhaeuser, Jr.

George H. Weyerhaeuser, Jr.
Chairman (Chief Executive Officer)
Treasurer (Chief Financial Officer)